Exhibit 10.7

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ( the “Amendment”) is entered by and between CALIFORNIA BANK OF COMMERCE a California banking corporation (the “Bank”), and Thomas M. Dorrance, an individual (the “Executive”), as of June 19, 2018 and amends that certain Employment Agreement dated as of March 10, 2016 between the Bank and the Executive (the “Agreement”).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Bank and the Executive hereby agree as follows:

1. The first sentence of Section 3.1 of the Agreement is hereby amended to replace “$190,500” with “$208,500.”

2. The following sentence is hereby added to the end of Section 2 of the Agreement:

“Notwithstanding any provision of this Agreement to the contrary, however, this Agreement and Executive’s employment with the Bank, unless earlier terminated in accordance with the provisions of this Agreement, shall terminate on April 22, 2032.”

3. Section 7.2(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) cash payment in the amount equal to one half times the sum of the Executive’s (A) Base Salary and (B) Average Annual Bonus, all payable in a lump sum within 30 days of the Date of Termination, and”

4. The first sentence of the third paragraph of Section 7.2(b)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Executive acknowledges and agrees that severance benefits pursuant to this Section 7.2(b) are in lieu of all damages, payments and liabilities on account of the events described above for which such severance benefits may be due the Executive under Section 7.2(a) of this Agreement.”

5. Except as modified by this Amendment, the Agreement shall remain in full force and effect. No amendment, modification or additions to this Amendment shall be binding unless in writing and signed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first set forth above.

CALIFORNIA BANK OF COMMERCE,
a California banking corporation

By:	/s/ Steven E. Shelton
Steven E. Shelton, President and CEO

/s/ Thomas M. Dorrance
Thomas M. Dorrance